EXHIBIT 99.1


SCB Computer Technology, Inc.           Porter, Le Vay & Rose, Inc.

T. Scott Cobb, President & CEO          Jeffrey Myhre, V.P./Editorial
Michael J. Boling,                      Linda Decker, V.P./Investor Relations
CPA, Executive V.P., CFO & Treasurer    Christian Pflaumer, V.P./Media Relations
901-754-6577                            212- 564-4700



                                                          FOR IMMEDIATE RELEASE


               SCB COMPUTER TECHNOLOGY, INC. REPORTS 192% INCREASE
                           IN FIRST QUARTER NET INCOME


MEMPHIS, TN, August 20, 2003 -- SCB Computer Technology, Inc. (OTC BB: SCBI) today announced its financial results for the first quarter ended July 31, 2003.

Net income was $949,000, or $0.04 per diluted share, in the first quarter of fiscal 2004, a 192% increase from net income of $325,000, or $0.01 per diluted share, in the first quarter of fiscal 2003. Revenue increased 31% to $28.6 million in the first quarter of fiscal 2004 from $21.8 million in the prior-year first quarter.

Remtech Services, a division of SCB Federal Systems, acquired February 1, 2003, continues to perform well. Revenue for this business unit in the first quarter of 2004 was $10.5 million, a 37% increase over the same three-month period a year earlier, and a 16% increase over the unit's revenue in the fourth quarter of fiscal year 2003.

T. Scott Cobb, President and Chief Executive Officer, commented, "We are making excellent progress in implementing our strategic plan. In the first quarter, revenue from government customers accounted for 79% of total revenue, while revenue from solutions projects represented 55% of overall revenue."

Mr. Cobb added, "We are pleased with the results we are reporting today. Our performance was definitely enhanced by the performance of our federal government practice. However, we still have a need to make significant progress in the areas of improving our direct cost percentage and our sales process to generate positive internal growth."




                                     -more-

Guidance for Second Quarter of Fiscal 2004

The Company expects revenue in the range of $26.5 million to $28.5 million and net income in the range of between $0.02 and $0.04 per diluted share in the second quarter of fiscal 2004. The impact on operations of the acquisition of National Systems & Research Co. (NSR) is not included in this guidance. The closing on the acquisition of NSR may include the refinancing of SCB's current Senior Credit Facility, resulting in a second quarter unusual charge of approximately $1.8 million, consisting of the write-off of unamortized financing costs and any other costs associated with the refinancing. This unusual charge is not reflected in the above guidance for the second quarter.

Acquisition of National Systems & Research Co.

On May 28, 2003, the Company announced it had entered into a stock purchase agreement with the shareholders of National Systems & Research Co. In that press release the Company indicated it expected the transaction to close by August 2003, based upon the satisfaction of certain closing conditions. The Company anticipates to close on the acquisition within the next week.

Earnings Conference Call

The Company will conduct a conference call on Wednesday, August 20, 2002, starting at 11:00 a.m. (Eastern Daylight Time) to discuss its financial results. To hear the conference call, dial 888-335-6674 at least 15 minutes prior to the beginning of the call. A digital replay of the call will follow one hour after the completion of the live call and continue for 30 days. To hear the recorded call, dial (877) 519-4471 in the U.S., or (973) 341-3080 from outside the U.S., using the PIN number 4123970. The conference call also will be accessible over the Internet at http://scb.com/investor and http://www.streetevents.com.


SCB Computer Technology, Inc., based in Memphis, Tennessee, is a leading provider of information technology consulting, outsourcing, and staffing services to agencies of the federal, state and local governments, and commercial enterprises, including a number of Fortune 500 companies. Since its inception over a quarter-century ago, SCB has consistently delivered top-quality, cost-effective IT services through long-term engagements with its clients. For additional information, visit SCB's website at http://www.scb.com.

Certain statements in this press release relate to future expectations and as such are forward looking statements involving known and unknown risks and uncertainties. All statements other than statements of historical fact made in this press release are forward-looking statements. Forward-looking statements reflect management's current assumptions, beliefs, and expectations and are subject to risks and uncertainties, including the Company's ability to successfully integrate Remtech Services, Inc. business; the Company's increased leveraged position as a result of the Remtech Services, Inc. acquisition; the Company's ability to complete the acquisition of National Systems & Research Co.; the Company's ability to successfully integrate National Systems & Research Co. business; the ability of the Company to service its debt; the Company's ability to pursue business strategies; the renewal of federal and state contracts; pricing pressures; the Company's ability to attract and retain qualified professionals; industry competition; the ability of the Company to integrate future acquisitions successfully; and other factors discussed in the Company's filings with the Securities and Exchange Commission (including the company's annual report on Form 10-K for the fiscal year ended April 30, 2003), that could cause actual results to differ materially from historical or anticipated results. The Company undertakes no obligation to update the forward-looking information except as required by law.



                                -TABLE TO FOLLOW-




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                          SCB COMPUTER TECHNOLOGY, INC.
                              Financial Highlights
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                                          Three Months Ended
                                                   7/31/03               7/31/02

Revenue                                           $      28,582       $   21,796
Cost of services                                         21,447           16,359
                                                  -------------       ----------
      Gross profit                                        7,135            5,437

Selling, general and administrative expenses              5,218            4,725
                                                  -------------       ----------
      Income from operations                              1,917              712

Net interest expense                                        420              288
Other income                                                 71              113
                                                  -------------       ----------
Income before income taxes                                1,568              537
Income tax expense                                          619              212
                                                  --------------      ----------
      Net income                                  $         949       $      325
                                                  ==============      ==========

Net income per share:
      Basic                                       $         0.04      $     0.01
                                                  ===============     ==========
      Diluted                                     $         0.04      $     0.01
                                                  ==============      ==========

Weighted average number of common shares:
          Basic                                          24,356           24,985
                                                    ============       =========
          Diluted                                        25,047           25,228
                                                    ============       =========


                                              7/31/03                  4/30/03
------------------------------------------- -----------------      -------------
Cash                                      $       115            $      1,112
Working capital                                 4,979                   4,545
Total assets                                   50,957                  53,235
Long-term debt                                 20,073                  21,882
Shareholders' equity                           21,481                  20,532




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